                                                                 Exhibit 9(a)(i)

                                                        DATED:  November 8, 1995

                                   SCHEDULE A
                        TO THE ADMINISTRATION AGREEMENT
                    BETWEEN THE PARKSTONE GROUP OF FUNDS AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP
              (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                             DATED JANUARY 1, 1995

                  NAME OF FUND                                   COMPENSATION*                           DATE
                  ------------                                   ------------                            ----
 U.S. Government Obligations Fund, Prime          Annual rate of twenty one-hundredths of one   January 1, 1995
 Obligations Fund, Tax-Free Fund, Equity Fund,    percent (.20%) of each such Fund's average
 Small Capitalization Fund, High Income Equity    daily net assets
 Fund, Bond Fund, Limited Maturity Bond Fund,
 Intermediate Government Obligations Fund,
 Municipal Bond Fund, Michigan Municipal Bond
 Fund, Balanced Fund, Government Income Fund,
 International Discovery Fund, Municipal
 Investor Fund and Treasury Fund
 Parkstone Large Capitalization Fund              Annual rate of twenty one-hundredths of one   November 8, 1995
                                                  percent (.20%) of such Fund's average daily
                                                  net assets


                                     THE PARKSTONE GROUP OF FUNDS

                                     By: /s/ George R. Landreth
                                        --------------------------
                                        George R. Landreth
                                        President

                                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                     (formerly The Winsbury Company
                                     Limited Partnership)

                                     By:  BISYS FUND SERVICES, INC.
                                          General Partner


                                     By: /s/ Stephen G. Mintos
                                         ---------------------------
                                         Stephen G. Mintos
                                         Executive Vice President


___________________________

     *   All fees are computed daily and paid periodically.